U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement   [  ] Confidential For Use of the Commission
                                       Only (as Permitted by Rule 14a-6(e) (2))
[ X]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                           FINET HOLDINGS CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)  Title of each class of securities to which  transaction applies:
           --------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:
           --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (setforth the amount on which  the  filing  fee is  calculated  and  state how it was determined):
           --------------------------------------------------------------------
      (4)  Proposed   maximum    aggregate   value   of   transaction:
           --------------------------------------------------------------------
      (5)  Total Fee Paid:
           --------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ---------------------------------------------------------------------
     (3)  Filing Party:
          ---------------------------------------------------------------------
     (4)  Date Filed:
          ---------------------------------------------------------------------

                           FINET HOLDINGS CORPORATION
                         505 Sansome Street, 14th Floor
                         San Francisco, California 94111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 6, 1998

         TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Finet Holdings Corporation, a Delaware corporation (the "Company"), will be held on Thursday, November 24, 1998, at 9:00 a.m., local time, at One Embarcadero Center, 26th Floor Main Conference Room, San Francisco, California, for the following purposes:

     1. To elect Directors to serve for the ensuing year and until their successors are elected.

     2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock.

     3. To ratify the issuance of the Company's Common Stock and convertible securities to new investors which could potentially result in their owning approximately 50.3% of the Company's Common Stock.

     4. To ratify the adoption by the Company's Board of Directors of the Company's 1998 Stock Option Plan, and to approve the number of shares authorized thereunder.

     5. To ratify the adoption by the Company's Board of Directors of the Company's Stock Bonus Incentive Plan, and to approve the number of shares authorized thereunder.

     6. To ratify the adoption by the Company's Board of Directors of the Company's Non-Employee Directors' Stock Option Plan, and to approve the number of shares authorized thereunder. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on October 15, 1998 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                   By order of the Board of Directors,
                                   /s/ Jan C. Hoeffel
                                   Jan C. Hoeffel
                                   Secretary

San Francisco, California
November 6, 1998

-------------------------------------------------------------------------------
ALL SHAREHOLDERS MAY ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.
-------------------------------------------------------------------------------

                           FINET HOLDINGS CORPORATION
                         505 Sansome Street, 14th Floor
                         San Francisco, California 94111

                                 PROXY STATEMENT

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Finet Holdings Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of shareholders to be held on November 24, 1998 at 9:00 a.m. local time, at which shareholders of record on October 15, 1998 will be entitled to vote. At the close of business on October 15, 1998 (the "Record Date"), the Company had issued and outstanding 33,033,105 shares of Common Stock. The Annual Meeting will be held at One Embarcadero Center, 26th Floor Main Conference Room, San Francisco, California.

     Shareholders are urged to read the Proxy Statement in its entirety, and to pay particular attention to Proposal 3, which could potentially result in new investors owning approximately 50.3% of the Company's Common Stock.

Voting and Revocability of Proxies

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock, par value $0.01 (the "Common Stock") is necessary to constitute a quorum at the Annual Meeting. Only stockholders of record at the close of business on Monday, October 15, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

     All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR"): (i) the election of the six nominees for Directors of the Company listed under Proposal 1; (ii) the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock, (iii) the ratification of the issuance of Common Stock and convertible securities to new investors, which could potentially result in their owning approximately 50.3% of the Company's Common Stock; (iv) the ratification of the adoption of the 1998 Stock Option Plan; (v) the ratification of the adoption of the Stock Bonus Incentive Plan; and (vi) the ratification of the adoption of the Non-Employee Directors' Stock Option Plan. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     In the election of Directors, the six candidates receiving the highest number of votes will be elected as Directors. Any other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. Brokers holding shares of record generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     Any stockholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by: (a) filing with the Company a written revocation of the proxy; (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy; or
(c) submitting a duly executed proxy bearing a later date.

Solicitation

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, Directors and employees of the Company may solicit proxies by written communications, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about November 13, 1998.

Shareholder Proposals for Next Annual Meeting

     Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of shareholders must be received by the Company no later than July 15, 1999 in order to be included in the proxy statement relating to that meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

     Six Directors will be elected at the Annual Meeting to serve for one year expiring on the date of the Annual Meeting in 1999. Set forth below is information regarding the nominees, including information furnished by them. The names of such nominees are as follows:

         Mark L. Korell
         Stephen J. Sogin
         L. Daniel Rawitch
         Jan C. Hoeffel
         Jose Philipe Guedes
         S. Lewis Meyer

     All nominees are currently Directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

     The Company's Bylaws provide for a maximum of nine Directors that are elected on an annual basis at the Company's Annual Meeting of stockholders. The present term for each Director will expire at the next Annual Meeting of stockholders or at such time as a successor is duly elected and qualified. Executive officers are elected annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                      MANAGEMENT RECOMMENDS A VOTE FOR EACH
                    OF THE NOMINEES FOR DIRECTOR NAMED ABOVE


                        DIRECTORS AND EXECUTIVE OFFICERS

Name                         Age     Position                   Since
----                         ---     --------                   -----

Mark L. Korell               50      Chief Executive Officer    October, 1998
Stephen J. Sogin, Ph.D       55      Director                   March, 1990
L. Daniel Rawitch            39      Director,                  December, 1994
                                     President                  October, 1998

Jan C. Hoeffel               62      Director and Secretary      November, 1995
                                     Vice Chairman               October, 1998
Jose Philipe Guedes          51      Director                    January, 1997
S. Lewis Meyer               53      Director                    January, 1997
George P. Winkel             56      Chief Financial Officer     September, 1997
Michael G. Conway            49      Executive Vice President,   October, 1998
                                     Capital Markets
Thomas L. Porter             51      Executive Vice President,   August, 1998
                                     Finance and Administration


     Mark L. Korell, 50, was appointed Chairman of the Board and Chief Executive Officer of the Company in October, 1998. Mr. Korell has served as the Chief Executive Officer of IMX Mortgage Exchange, an innovative e-commerce software firm, the Chief Executive Officer of Norwest Mortgage, Inc., the nation's largest mortgage lender and loan servicer, and the Chief Executive Officer of GMAC Mortgage Group and its Residential Funding Corp subsidiary. He has also served as assistant to the Chairman of the Federal Home Loan Bank Board and Deputy Director of the Minnesota Housing Finance Agency.

     Stephen J. Sogin, Ph.D., 55, has been a Director of the Company since March, 1990. From 1982 until 1995, he was a general partner of the entity that was the general partner of Montgomery Medical Ventures II, formerly a significant Finet shareholder. Dr. Sogin is the author of over 30 scientific papers on theoretical and applied microbiology and is a member of the American Society for Microbiology and the American Association for the Advancement of Science. Dr. Sogin is also a Director of Osteotech, Inc.

     L. Daniel Rawitch, 39, served as a Director since September, 1994 and as Chief Executive Officer from May, 1995 through October, 1998, when he became President. He acquired the operating rights to Residential Pacific Mortgage, Inc. in 1989 and served as its Chief Executive Officer until it was acquired by the Company in August, 1994, at which time he became Vice Chairman of the Company and focused on marketing capabilities development.

     Jan C. Hoeffel, 62, was a founder and President of Finex Corporation, a technology-oriented mortgage broker acquired by the Company in December, 1991, after which he served as Executive Vice President until resigning in mid-1992. He rejoined the Company in mid-1995 and became President and a Director in November, 1995, while also serving as President from that time until October, 1998. He is a Director and major shareholder of Typography Express, a computer-based national service bureau for graphic arts professionals, and a Director and majority shareholder of San Luis Avionics, Inc., an FAA certified repair station providing avionics sales, installation and maintenance for general aviation aircraft.

     Jose Philipe Guedes, 51, became a Director in January, 1997. Mr. Guedes is Managing Partner of Ceramic, a ceramic tile manufacturer, and Pinto Basil, a real estate investment firm. From 1982-1995, he was Chief Executive Officer of Cerexport/Vista Alegre, a ceramic manufacturer refining firm. He earned a degree in chemical engineering from the University of Lisbon and has served as a Director of R. Schedel, a Lisbon Stock Exchange broker, and SOCI, a newspaper publisher, and is a past President of the Portuguese Ceramic Manufacturers Association.

     S. Lewis Meyer, Ph.D., 54, became a Director in January, 1997. He is President and Chief Executive Officer of Imatron Inc., a public, technology-based company engaged in designing, manufacturing and marketing a high performance computed tomography scanner which utilizes proprietary, electron beam tomography technology. Mr. Meyer received a B.S. in Physics from the University of Pacific and a M.S. and Ph.D. in Physics from Purdue University. Mr. Meyer is also a Director of BSD Medical Corporation, a publicly-held company in the business of developing and marketing products utilizing hyperthemia technology for the treatment of a variety of diseases.

     George P. Winkel, 56, is the Company's Chief Financial Officer and a Certified Public Accountant. Prior to joining Finet in September, 1997, for five years he was a Managing Partner of Reuben E. Price & Co., the Company's auditor and earlier, over 20 years, held a number of accounting and financial management positions with RJR Nabisco.

     Michael G. Conway, 49, became Finet's Executive Vice President - Capital Markets in October, 1998. Mr. Conway was Executive Vice President, Marketing for North American Mortgage Company (formerly IMCO Realty Services, Inc. and Wells Fargo Mortgage) from August, 1985 to October, 1997. During his tenure at North American, Mr. Conway was responsible for product development and pricing, hedging, and selling residential loan production. Mr. Conway earned an MBA in Management and Finance from UCLA.

     Thomas L. Porter, 51, is the Company's Executive Vice President - Finance and Administration. From December, 1996 until joining Finet in August, 1998 he was Vice President - Financial Planning & Analysis with Medaphis Corporation, a publicly-held, health services provider. Earlier he was Controller of IBM's 19,000 employee National Service Division and Director of Business Services for its Corporate Financial Systems Group until September, 1993, then Senior Vice President - Finance for McKesson's $8 billion Drug Company from June, 1994 to June, 1996. He received an MBA in Finance/Marketing from Columbia.

Board Committees and Meetings

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee, and the Compensation Committee, the members of which are indicated below.

     The Executive Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The members of the Executive Committee are Messrs. Hoeffel, Meyer (Chairman), Rawitch and Sogin. The Executive Committee met six times during the last fiscal year.

     The Audit Committee reviews the activities of the Company's internal accounting functions and its independent public accountants. The members of the Audit Committee are Messrs. Meyer and Sogin. The Audit Committee met one time during the last fiscal year.

     The Compensation Committee is responsible for the determination of compensation payable to the executive officers of the Company. In addition, the Compensation Committee is responsible for the administration of the Company's 1989 Stock Option Plan and has the authority to determine to whom options are granted, the number of shares covered by the options, the time at which options are granted and the exercise price of the options, all subject to the provisions of the Plan. The Compensation Committee met two times during the 1998 fiscal year. The members of the Compensation Committee are Messrs. Meyer, and Sogin.

     The Company's Board of Directors met four times during the last fiscal year. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served during the period for which he was a member of the Board, with the exception of Jose Philipe Guedes, who attended 50% of the Board meetings held.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

     The following table sets forth information, with respect to the fiscal years ended April 30, 1998, 1997, and 1996, respectively, regarding compensation received by the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual compensation exceeded $100,000.


                           Summary Compensation Table

                                      Annual Compensation ($)                          Awards
Name and                                                       Other          Restricted     Securities       All
Principal            Fiscal                                    Annual         Stock          Underlying       Other
Position             Year        Salary          Bonus         Comp.          Awards         Options          Comp.1
--------             ----        ------          -----         -----          ------         -------          -----


L. Daniel            1998        150,000                            -            -              -               -
Rawitch              1997        150,000                        58,341           -              -            35,000
President2           1996        150,000                        38,789           -            100,000           -

Jan C.               1998        111,818                            -            -              -               -
Hoeffel,             1997        150,000                        53,762           -              -            18,000
Vice Chairman3       1996        107,000                         1,500           -            100,000           -

James W.             1998        150,000                            -            -              -               -
Noack, MMI           1997        150,000                         8,735           -              -               -
President4


1 During fiscal 1997, prior to the acquisition of MMI by Finet, Mr.Rawitch and Mr. Hoeffel were employed by an MMI affiliate on a part-time basis. Mr.
Rawitch received compensation of $35,000, and Mr. Hoeffel received consulting fees of $18,000.

2 Mr. Rawitch served as Chief Executive Officer of the Company from May, 1995 until October, 1998.

3 Mr. Hoeffel served as President of the Company from November, 1995 until October, 1998.

4 Mr. Noack was President of MMI until becoming Vice Chairman of Finet in May, 1998. He became a Directorof the Company in January, 1997 when MMI was acquired by Finet. He resigned as a Finet Director effective August 5, 1998.

Employment Agreements

     The Company entered into an employment agreement with Mark L. Korell on October 13, 1998 under which Mr. Korell will serve as the Company's Chairman and Chief Executive Officer. The employment agreement has a term of four years and provides for an annual salary of $350,000 with increases of $25,000 per year after the first year. The salary is being guaranteed for a period of 18 months by two shareholders. A bonus is payable annually in the amount of 2% of the Company's pre-tax profits, if any. In connection with his appointment, Mr. Korell was also granted 500,000 restricted shares of Common Stock valued at $0.56 per share, 125,000 of which vested upon grant, with 93,750 shares vesting on each of the next four anniversary dates of grant. Mr. Korell was also granted five-year options to purchase 1,300,000 shares of Common Stock at an exercise price of $0.56 per share. Such options vest 325,000 shares upon grant, with 243,750 shares vesting on each of the next four anniversary dates. The Company has agreed to pay all of the income tax liability incurred by Mr. Korell as a result of the option grants. The employment agreement also contains an anti-dilution provision affording Mr. Korell the right to retain ownership of 4% of the Company during the agreement's four year term.

     The Company entered into an employment agreement with Michael G. Conway on October 15, 1998 under which Mr. Conway will serve as the Company's Executive Vice President - Capital Markets. The employment agreement has a term of four years and provides for an annual salary of $187,500. A bonus is payable annually in the amount of 1% of the Company's pre-tax profits, if any. In connection with his appointment, Mr. Conway was also granted 60,000 restricted shares of Common Stock valued at $0.56 per share, 15,000 of which vested upon grant, with an equal number of shares vesting on each of the next four anniversary dates of grant. Mr. Conway was also granted five-year options to purchase 300,000 shares of Common Stock at an exercise price of $0.66 per share. Such options vest 75,000 shares upon grant, with 56,250 shares vesting on each of the next four anniversary dates of grant. The Company has agreed to pay all of the income tax liability incurred by Mr. Conway as a result of the option grants.

     Members of the Company's executive management, including certain executives of subsidiaries, have entered into employment agreements with the Company. Except for certain base salary and performance compensation differences, the agreements are standard and contain specific confidentiality and non-competitive language.


         Options Granted in Fiscal Year Ended April 30, 1998

                                                      % Total
                                      Options         Options         Exercise         Expiration
Name                                  Granted1        Granted         Price ($/sh)     Date
----                                  --------        -------         ------------     ----


Jose Maria Salema Garcao              40,000          21.3%            5.50            10/2002
Stephen J. Sogin                      25,000          13.3%            4.50            1/2003
Jose Philipe Guedes                   25,000          13.3%            4.50            1/2003
S. Lewis Meyer                        25,000          13.3%            4.50            1/2003
                                      ------         ------
                                     188,000         100.0%

1  The options listed  were  granted to non-employee  Directors under the 1989
Stock   Option  Plan as described in "COMPENSATION OF DIRECTORS AND EXECUTIVE
OFFICERS - Director Compensation."


       Aggregated Options Exercised and Option Values in Fiscal Year 1998

                                                                     Number of securities     Value of unexercised
                                                                     underlying unexercised   In-the-Money options at
                                                                     options at year-end(#)        year-end ($)
                                                                          exercisable/             exercisable/
                            Shares acquired           Value              unexercisable          unexercisable
  Name                      on exercise(#)           realized($)
  ----                      -----------              --------       ---------------------     ---------------------------


L. Daniel Rawitch          -0-                 -0-                       148,000/0               $499,500/0
Jan Hoeffel                -0-                 -0-                       225,241/0               $760,188/0
James W. Noack             -0-                 -0-                         0/0                     $0/0



Director Compensation

     Directors that are full-time employees of the Company are not separately compensated for their service on the Board. The Company pays Outside Directors (Directors who are not full-time employees) $15,000 annually for their services and attendance at all regular quarterly Board meetings, and $1,000 for each additional Board or committee meeting attended. Outside Directors are also reimbursed for expenses actually incurred in attending meetings of the Board and its committees. Additionally, members of the Board of Directors are eligible to participate under the Company's stock option plans.

     The 1989 Stock Option Plan provides for automatic grants of non-qualified options to Outside Directors. Upon becoming a Director, each Outside Director is granted a five-year, currently exercisable option to purchase 40,000 shares of the Company's Common Stock at the then-current fair market value and, for each of the next three years on the anniversary date of becoming a Director, is granted an additional five-year option for an additional 40,000 shares, which options vest at the rate of 10,000 shares per quarter, subject to continuing service as a Director. Directors may also be granted additional options at the discretion of the Board.

     On June 2, 1998, the Company retained Mr. S. Lewis Meyer, a Director of the Company and Chair of its Executive Committee, to assist the Company in certain specified strategic areas for approximately 10 full days per month. Pursuant to this engagement, Mr. Meyer is compensated, commencing August 1, 1998, at the rate of $10,000 per month. Additionally, for a consideration of $10,000, he was granted warrants to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $1.25 per share, 200,000 of which vested on June 2, 1998, with the remaining 800,000 to vest quarterly over the next four years, subject to continued service with the Company.

     On February 18, 1998, the Board of Directors approved the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). For a description of the Directors' Plan, see "Proposal 6- Proposal to Ratify the Company's Non-Employee Directors' Stock Option Plan."



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at October 15, 1998: (1) by each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock; (2) by each Director and Named Executive Officer of the Company; and (3) by all Directors and Officers as a group. Except as otherwise indicated in the notes to this table, the holders listed below have sole voting and investment power with respect to such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named below on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.



                                ---------------------------Beneficial Ownership--------------------------
                             Name and Address of                              ----Common Stock----
                             Beneficial Owner                        # Owned              % Owned
                             ----------------                        -------              -------


Beneficial                   Jose Maria Salema Garcao                  12,263,900(1)         30.7%
Owners of                    Quinta Da Marinha, Lote
more than 5%                 CT-14, 2750 Cascais
of shares                    Portugal
outstanding
                             James W. Noack                             4,404,238(2)         13.3%
                             854 Clifton Court
                             Benicia, CA 95410

                             Cumberland Associates                      2,685,344(3)          8.0 %
                             1114 Ave of Americas
                             New York, NY 10036

                             Fondation Pamalu                           2,500,000(4)           7.3%
                             4536 Mozelos VFR
                             Portugal

                             Americo Ferreira Amorim                     2,000,000             6.0%
                             Estefania 163
                             Porto, Portugal

Directors                    Jan C. Hoeffel                            1,564,075(5)            4.6%
And Officers                 L. Daniel Rawitch                         1,346,973(6)            4.0%
                             Mark L. Korell                              450,000(7)            1.3%
                             Jose Philipe Guedes                         385,000(8)            1.1%


1 Reflects 5,373,900 shares beneficially owned, currently exercisable warrants to acquire 6,850,000 shares and currently exercisable options to acquire 40,000 shares.

2   Reflects 4,301,237 shares  beneficially  owned    by  him, 28,000
beneficially owned    by  his   minor child   and currently exercisable
warrants to  acquire 75,001 shares.

3 Reflects 2,423,063 shares beneficially owned   and currently  exercisable
warrants to  acquire 262,281 shares.

4 Reflects  1,500,000 shares  beneficially owned   and currently exercisable
warrants to acquire 1,000,000 shares.

5 Reflects 1,263,158 shares beneficially owned  by  him,    917  shares
beneficially owned by his spouse, and currently exercisable warrants to acquire 300,000shares.

6 Reflects 946,973 shares beneficially owned by him and currently exercisable warrants to acquire 400,000 shares.

7 Reflects 125,000 shares beneficially owned by him and currently exercisable options to acquire 325,000 shares.

8 Reflects 320,000 shares beneficially owned by him and currently exercisable options to purchase 65,000 shares.

                             S. Lewis Meyer                              365,000(1)              1.0%
                             Stephen J. Sogin                            180,633(2)              0.5%
                             Michael G. Conway                            90,000(3)              0.2%
                             George P. Winkel                                   50               0.0%

8 Directors and Officers                                                 4,381,731              12.6%
as a group


1 Reflects currently  exercisable  warrants to  acquire  300,000  shares  and
currently  exercisable  options  to   purchase  65,000  shares.

2  Reflects 50,000  shares  beneficially owned    by  him     and  currently
exercisable options  to  purchase 130,633 shares.

3 Reflects  15,000  shares  beneficially  owned    by  him     and currently
exercisable options  to   purchase  75,000  shares.

     The percent of class calculation is based on 33,033,105 shares of Common Stock outstanding as of October 15, 1998.



     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     It is the Company's policy not to enter into transactions with affiliates of the Company unless such transactions are for bona fide business purposes and are on terms at least as favorable to the Company as those that could be obtained from unaffiliated parties.

     At present, the Company has no material, related party relationships other than 3 year term consulting agreements with James Umphryes and James W. Noack, current shareholders and former owners of MMI. The agreements calls for payments of $15,000 per month through December, 1999.

     Pending completion of the April, 1997 private offering and an increase in the Company's working capital, James Noack, a former Director of the Company, lent the Company a total of $625,000 at an interest rate of 8.5%. These loans were secured by three foreclosed residential properties in inventory. The loans were retired as each property was sold. As of April 30, 1997, all borrowings had been fully repaid.

     Effective December 31, 1996 the Company issued a total of 8,400,000 shares of its Common Stock and paid a total of $1,000,000 in cash to James Noack and James Umphryes, collectively, as consideration for the acquisition of MMI. At the same time, the Company acquired PreferenceAmerica from its shareholders, two of whom were Messrs. Noack and Umphryes, for $250,000.

     The Company rents on a month-to-month basis a 3,500 square foot storage facility from James Noack for $600 per month for the storage of furniture and equipment.

     During fiscal year 1997 and earlier, the Company made loans to several officers and employees. As of April 30, 1998 total loan balances of $59,000 to two individuals remained outstanding. Subsequently these loans were fully retired.

     On December 16, 1996, Jose Maria Salema Garcao, a former Director and current shareholder, purchased 1,000,000 shares of the Company's Common Stock for $500,000 and was granted five year warrants to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $1.00 per share. On December 28, 1996, he purchased 1,000,000 shares of the Company's Common Stock for $500,000 and was instrumental in assisting the Company to sell an additional 5,000,000 shares of its Common Stock for $2,500,000, for which he was granted 2,500,000 five year warrants at an average exercise price of $.85 per share. On March 21, 1997, he purchased 1,000,000 shares of the Company's Common Stock for $600,000 for which he was granted five year warrants to purchase 600,000 shares of the Company's Common Stock at an average exercise price of $2.00 per share. In April 1997, he purchased 1,400,000 shares for $1,400,000, for which he was granted five year warrants to purchase 600,000 shares of the Company's Common Stock at an average exercise price of $2.83 per share. In October 1997, he purchased 150,000 shares for $450,000 and was granted five year warrants to purchase 150,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. Mr. Salema Garcao resigned from the Board effective October 16, 1998.

     In October 1997, James Noack purchased 75,001 shares for $225,000 and was granted five year warrants to purchase 75,001 shares of the Company's Common Stock at an exercise price of $5.00 per share.

     At April 30, 1998 a total of $305,000 of compensation was deferred by 4 executive officers. The compensation is payable for service during the Company's 1996 and 1997 fiscal years to Messrs. Hoeffel ($99,934), Noack ($97,177), Rawitch ($70,667), and Winkel ($37,222).

     On October 30, 1998, Fondation Pamalu, a current shareholder, agreed to purchase 2,500,000 shares of the Company's Common Stock at $0.80 per share. In connection with the sale, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC" or "Commission") to register the shares.


                               COMPENSATION PLANS

1989 Stock Option Plan

     In 1989, the Board of Directors approved the Company's 1989 Stock Option Plan (the "1989 Plan") which plan was subsequently approved by the Company's stockholders that same year. In 1997, the Board of Directors and the stockholders of the Company approved certain amendments to the Plan. The 1989 Plan provides for the grant of options to officers, Directors, other key employees and consultants of the Company to purchase up to an aggregate of 1,750,000 shares of Common Stock. The 1989 Plan is administered by the Board of Directors or a committee thereof, which have complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1989 Plan. Options granted under the 1989 Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options, and will be designated as such.

     The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 1989 Plan or any other option plan adopted by the Company. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year.

     In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 90 days (one year in the case of termination by reason of death or disability) following termination of employment.

     Options may not be exercised more than ten years after the date of grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1989 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1989 Plan, shares subject to options that have been cancelled or terminated are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1989 Plan is effective for ten years, unless sooner terminated or suspended.

     During the fiscal year ended April 30, 1998, options to purchase 188,000 shares of Common Stock were granted under the 1989 Plan. As of that date there were 1,012,000 options available for grant under the 1989 plan.

1998 Stock Option Plan

     On February 18, 1998 the Board of Directors approved the Company's 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan is meant to replace the 1989 Plan, which by law must terminate no later than 1999. For a description of the 1998 Plan, see "Proposal 4 - Proposal to ratify the Company's 1998 Stock Option Plan."

Stock Bonus Incentive Plan

     On February 18, 1998 the Board of Directors approved the Company's Stock Bonus Incentive Plan (the "Stock Bonus Plan"). For a description of the Stock Bonus Plan, see "Proposal 5 - Proposal to ratify the Company's Stock Bonus Incentive Plan."

Non-Employee Directors' Stock Option Plan

     On February 18, 1998 the Board of Directors also approved the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). For a description of the Directors' Plan, see "Proposal 6 - Proposal to ratify the Company's Non-Employee Directors' Stock Option Plan."

Compensation Committee Report

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of Finet's Chief Executive Officer and other executive officers. The Committee, made up of Outside Directors, is responsible for establishing and administering the Company's executive compensation program. None of the members of the Committee are eligible to receive awards under the Company's incentive compensation programs.

     Finet's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the homeownership industry. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

                      Compensation Philosophy and Objective

     The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Named Executive Officers and the Chief Executive Officer, are based on the same criteria. These include quantitative factors that directly improve the Company's short-term financial performance, as well as qualitative factors that strengthen the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

     The Committee believes that compensation of Finet's key executives should:

o    Link rewards to business results and stockholder returns;
o    Encourage creation of stockholder value and achievement of strategic objectives;
o Maintain an appropriate balance between base salary and short-term and long-term incentive opportunity;
o    Attract and retain,  on a long-term basis, highly qualified  executive
     personnel;   and
o Provide total compensation opportunity that is competitive with that provided by competitors in the homeownership industry, taking into account relative company size and performance as well as individual responsibilities and performance.

                     Key Elements of Executive Compensation

     Finet's executive compensation program consists of three elements: Base Salary, Short-Term Incentives and Long-Term Incentives. Payout of short-term incentives depends on corporate performance measured against annual objectives and overall performance. Payout of the long-term incentives depends on performance of Finet stock, both in absolute and relative terms.

     Base Salary

     A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization and revenues, among other attributes. Executive salaries are reviewed annually.

     Short-Term Incentive

     Short-term awards to executives are made in cash and in stock to recognize contributions to the Company's business during the past year. The bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise, and management skills.

     Stock Bonus Incentive Plan. In 1998 the Board of Directors approved, subject to shareholder approval, the adoption of the Stock Bonus Incentive Plan and reserved 875,000 shares for that purpose. Under the terms of the Stock Bonus Plan the Committee may award shares of the Company's Common Stock to employees, including executive officers.

     Long-Term Incentive

     Long-term incentive awards provided by shareholder-approved compensation programs are designed to develop and maintain strong management through share ownership and incentive awards. No long-term incentive awards were granted to executive officers in 1998.

     Stock Option Plan. The 1989 Stock Option Plan will expire in 1999. In 1998, the Board of Directors approved, subject to shareholder approval, the adoption of the 1998 Stock Option Plan and reserved 4,000,000 shares for that purpose. At the sole discretion of the Committee, eligible officers and employees will periodically receive options to purchase shares of the Company's Common Stock pursuant to the 1998 Plan. The value of the options depends entirely on appreciation of Finet stock. Grant of options depends upon quarterly and annual Company performance, as determined by review of qualitative and quantitative factors.

     Employee Stock Purchase Plan. The Company has not implemented an Employee Stock Purchase Plan under which all employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 15% from the market price of the shares, but expects to do so in 1999.

     1998 Compensation. Finet's total revenue for the year ended April 30, 1998 increased 24% to $12.6 million, while loss from operations increased 217% to $9.2 million. The revenue increase was due primarily to the acquisition of Coastal Federal Mortgage and increased activity in all business units. The loss increase resulted primarily from product development costs, unit start-up costs, acquisition costs and related professional fees, and the write-off of intangible assets. Compensation levels during 1998 were principally driven by a highly competitive market in the San Francisco Bay Area, particularly for personnel with mortgage industry experience. No cost-of-living or merit salary increases were implemented during the year for the Named Executive Officers. With the exception of a 100 share bonus granted to each employee as of December 25, 1998, no bonuses of cash or stock were given nor were any stock options granted during the year to any Named Executive Officer. Stock Options were granted to other employees of the Company based on the employee's level of responsibility and other factors.

                    1998 Chief Executive Officer Compensation

     Mr. Rawitch's base salary of $150,000 has remained unchanged since 1995, with no cost of living or merit increases. The Committee believes that the base salary and other terms and conditions of his employment are consistent with the foregoing philosophy and objectives and reflect the scope and level of his responsibilities.

         Members of the Compensation Committee

         S. Lewis Meyer
         Stephen J. Sogin



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended April 30, 1998, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were complied with, except as follows: Jose Maria Salema Garcao, a former Director and greater than ten-percent beneficial owner of the Company, filed late two Forms 4, covering an aggregate of 184 transactions; James W. Noack, a former Director and greater than ten-percent beneficial owner of the Company, filed late a Form 4, reporting one transaction;
S. Lewis Meyer, a Director of the Company, filed late a Form 3 reporting one transaction; David Purvis, a former Director of the Company, filed late a Form 3 reporting one transaction; Paul R. Garrigues, a former executive officer of the Company filed a late Form 3 and two late Form 4s reporting a total of three transactions, and James A. Umphryes, a former ten-percent beneficial shareholder of the Company, filed late a Form 3, and filed late two Forms 4 reporting a total of four transactions.



                                   PROPOSAL 2

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors is presenting, for approval by the shareholders, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60 million to 150 million, $0.01 par value.

     As of October 15, 1998, 33,033,105 shares of Common Stock have been issued and are outstanding and another 28,395,854 shares have been reserved for future issuance as follows: 1,328,656 shares under the Company's 1989 Stock Option Plan; 12,612,196 shares reserved for the exercise of warrants; 8,547,009 shares reserved for issuance upon the conversion of Series A Preferred Stock; 3,944,515 shares reserved for sale pursuant to a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on April 23, 1998 (as amended on May 28, 1998); and 263,478 reserved for other commitments. Additionally, 2,040,000 options have been reserved for issuance pursuant to the 1998 Stock Option Plan, pending its approval by the shareholders.

     On September 17, 1998 the Board of Directors adopted a resolution to amend the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation to read in its entirety as follows:


          FOURTH: Capital Stock. The total number of shares which the Corporation shall have authority to issue is One Hundred Fifty Million One Hundred Thousand (150,100,000) shares, consisting of One Hundred Thousand (100,000) shares of Preferred Stock, of the par value of one cent ($0.01) per share (hereinafter called "Preferred Stock"), and One Hundred Fifty Million (150,000,000) shares of Common Stock of the par value of one cent ($0.01) per share (hereinafter called "Common Stock").

     The Board believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board to be necessary or desirable. These purposes may include, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of stock options. In addition to the shares reserved for issuance as set forth above, the Company currently contemplates a private placement offering in November, 1998 which would result in the issuance of a substantial amount of additional Common Stock. See: Proposal 3 - "Proposed Transactions."

     Authorization of additional shares notwithstanding, as a condition to continued listing of the Company's securities on the NASDAQ SmallCap Market, the rules of the National Association of Securities Dealers (the "NASD") require stockholder approval by a majority of the total votes cast in person or by proxy prior to the issuance of designated securities (i) where the issuance would result in a change of control of the Company, (ii) in connection with the acquisition of the stock or assets of another company if an affiliate of the Company has certain interlocking interests with the company to be acquired, or where the Company issues more than twenty percent (20%) of its currently outstanding shares of Common Stock, or (iii) in connection with a transaction other than a public offering involving the sale or issuance of more than twenty percent (20%) of the Common Stock or voting power outstanding before the issuance, subject to certain exceptions or application to the NASD. Holders of the Company's Common Stock have no preemptive or other subscription rights with respect to future share issuances.

     The additional shares of Common Stock to be authorized by Proposal 2 could be issued in the future by the Board in ways that would make more difficult a change in control of the Company, for instance through a private sale to purchasers allied with management, diluting the stock ownership of the person seeking to gain control of the Company. In addition, the issuance of additional Common Stock could have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of Common Stock. However, the proposed amendment is not the result of knowledge by management of any specific effort by any person or group to obtain control of the Company, and the Company has no present intention of issuing additional shares (other than shares already reserved) to discourage any such effort.

     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the shareholders entitled to vote is required to approve this amendment to the Certificate of Incorporation.


                   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2


                                   PROPOSAL 3


   APPROVAL OF THE ISSUANCE OF COMMON STOCK, AND DEBENTURES, PREFERRED STOCK,
     AND WARRANTS WHICH ARE CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK



General

     The shareholders are being asked to ratify the issuance of Common Stock and convertible securities to new investors which could potentially result in such investors owning approximately 50.3% of the Company's Common Stock. Management considers the proceeds from the Proposal 3 securities offerings to be critical to the Company's continued viability. The Board of Directors has separately analyzed each of the offerings and, as disclosed elsewhere in this Proposal 3, consulted three investment banking firms to help it analyze all available alternative sources of financing. Based on the Company's financial condition, the price of its Common Stock, the need for additional capital, and limited other sources of financing, the Board believes that the offerings and their respective terms are the best available alternatives, commercially reasonable, and in the best interests of the Company and its shareholders.

Previous Transactions

     On March 18, 1998 the Company entered into a stock purchase agreement with certain investors for the sale of $7,000,000 principal amount of the Company's 3% Subordinated Convertible Debentures (the "Debentures"), and warrants to purchase 175,000 Common shares. The offering was held in three tranches. The first tranch closed on March 18, 1998 and resulted in the sale of $4,000,000 of Debentures and the issuance of 3-year warrants to purchase up to 100,000 Common Shares at an exercisable price of $5.71 per share. An additional $1,500,000 face amount of Debentures were sold in a second tranch to the same investors on April 20, 1998, with the investors further receiving 37,500 3-year warrants to purchase shares of the Company's Common Stock at an exercise price of $4.88. On May 26, 1998 the third and final tranch of the Debenture offering was closed, for an additional $1,500,000 principal amount of Debentures, and an additional 37,500 3-year warrants at an exercise price of $5.25 per share.

     The number of shares of Common Stock issuable upon conversion of the Debentures is determined by dividing the aggregate principal amount, plus any accrued interest at 3% per annum and certain other possible obligations, by the lesser of (i) $5.00 per share, or (ii) 78% of the average of the closing bid price for the Company's Common Stock for the ten consecutive trading days ending on the trading day immediately preceding such conversion date.

Recent Transactions

     On September 29, 1998, the Company raised $2,500,000 through issuance of 250 shares of its Series A Preferred Stock, and a warrant exercisable for 250,000 Common shares, to certain investors and consultants. The Company has agreed to file a registration statement with the Commission to register the Common Stock issuable upon conversion of the Preferred shares. Each share of Series A Stock is convertible into Common Stock at any time on or after the earlier of February 15, 1999 or the date the closing bid price of the Company's Common Stock is above $1.50 per share. The conversion price floats pursuant to a formula incorporating the length of time the Preferred shares have been held and the market price of the common stock at the time of conversion, and assumes a base price per Preferred share of $10,000 plus 6% interest, and a 78% discount from market price at the time of conversion, subject to adjustment under certain circumstances. If a share of Preferred A Stock were converted on February 15, 1999 and the price of the Company's Common Stock on that date were the same as the price of the Company's Common Stock on the date of issuance, each share of Preferred A Stock would be convertible into approximately 17,482 shares of Common Stock. If any Preferred A Stock remains outstanding on September 29, 2000, then all such shares will be converted pursuant to the floating conversion formula.

     On October 30, 1998, the Company agreed to sell 2,500,000 Common shares in a private placement to Fondation Pamalu, a current shareholder of the Company at $0.80 per share, for a total consideration of $2,000,000. In connection with the sale the Company agreed to reduce the exercise price of 1,000,000 Common Stock Purchase Warrants owned by the purchaser from $5.00 to $1.00 per share.

Proposed Transactions

     The Company currently contemplates making a private placement of up to an additional 30,000,000 shares of Common Stock at $1.00 per share, or the five day weighted average closing price for the Common Stock, whichever is less. The offering is expected to commence in November, 1998. If all of the shares offered in the private placement are sold, 3,000,000 warrants will be issued to investment bankers for services in connection with the offering. The warrants will have a five year term and a per share exercise price of $1.25. The Company intends to file a registration statement with the Commission to register the Common Stock issued to investors and the Common Stock issuable to the warrant holders. Proceeds from the offering are expected to be allocated for operational and financial needs, infrastructure investment, e-commerce business development, and repayment of outstanding debentures.

     The terms of the Debentures are currently the subject of renegotiation. The terms agreed to in principle provide that the number of shares of the Company's Common Stock issuable to the Debenture holders upon conversion would be restructured as follows. $1,100,000 worth of the $7,000,000 principal amount of Debentures, plus accrued interest, would be immediately convertible into Common Stock at $0.50 per share. $2,900,000 worth plus accrued interest will be convertible into approximately $4,880,000 worth of newly issued Series B Preferred Stock of the Company, which will in turn convert into Common shares. The Series B will convert at the rate of 101% of the average of the closing bid price for the Company's Common Stock for the ten consecutive trading days ending on the trading day immediately preceding the conversion date. The remaining $3,000,000 worth plus accrued interest would be restructured into approximately $5,000,000 of new debentures which would be convertible into Common shares at the same rate, but will not be convertible prior to February 15, 1999, unless the bid price for the Common Stock closes above $1.50 per share before that date.



Potential Dilution to Current Shareholders

     The following chart sets forth the potential dilutive effect which could result from the securities offerings described in this Proposal 3:


                                                               Potential Dilution

                                               Number of Shares            Percent of Beneficial Ownership
                                               ----------------            -------------------------------
                                                                              After Proposal 3 Offerings
                                                                              --------------------------

Common Stock issued and  outstanding              33,033,105                            32.7%
as of October 15, 1998

Shares  reserved  as of October  15,              17,115,814                            17.0%
1998  for   issuance   to   existing
shareholders    under    convertible
securities,  excluding  the Proposal
3 securities

Common  shares  issuable  under  the              50,794,406                            50.3%
Proposal 3 securities1

Total                                            100,943,325                             100%


1 Assuming a conversion price of $1.00 per Common share (the closing price on October 29, 1998), of such 50,794,406 shares: 2,241,047 are issuable upon conversion of $1.1 million of Debentures which can immediately convert; 5,050,466 are issuable upon conversion of $3.0 million of Debentures which can convert beginning February 15, 1999; 4,883,643 are issuable upon conversion of $2.9 million of Series B Preferred Stock which can convert beginning February 15, 1999; 2,556,750 shares are issuable upon conversion of 250 shares of Series A Preferred Stock; 2,500,000 are reserved for sale pursuant to an agreement with Fondation Pamalu dated October 30, 1998; 562,500 are currently exercisable under warrants issued in connection with previous Proposal 3 transactions; and 30,000,000 are Common shares currently contemplated to be offered in a private placement in November, 1998, with 3,000,000 warrants issuable to the Company's investment bankers if all such 30,000,000 shares are sold.


     The foregoing table assumes the conversion of all currently outstanding convertible securities (excluding convertible securities outstanding under the Proposal 3 offerings), and the exercise of all currently outstanding stock options. If none of such convertible securities are converted and none of such stock options are exercised, and all of the Proposal 3 offerings are fully subscribed, the percentage beneficial ownership of the investors in the Proposal 3 offerings would be approximately 60.6%.

Reasons for the Transactions

     The proceeds from the Proposal 3 securities offerings are critical to the Company's continued viability. The primary business purposes of the offerings are to fund strategic acquisitions and to finance continuing operations. The Company has incurred, and expects to continue to incur, substantial expenses as the result of the various costs associated with the acquisitions of Coastal Federal Mortgage Company on April 30, 1998 and MICAL Mortgage, Inc. on May 19, 1998. The proceeds from the Proposal 3 offerings are also critical in maintaining the Company's net worth at a level required by its warehouse line of credit, which is the principal source of funds for newly originated loans to its borrowing customers. External factors also led the Company to seek additional financing, including the recent volatility in the market for small capitalization stocks.

     Primarily as a result of the one-time costs associated with funding of start up operations, the write off of intangibles, the costs associated with the Coastal, MICAL, and other acquisitions, and real estate foreclosures, the Company's expenses increased 65% from $13.0 million in 1997 to $21.7 million in 1998. During fiscal years 1997 and 1998 additional revenue sources were developed, however, to date the cash consumed from the commencement of these activities exceeded total cash generated. Cash from the Proposal 3 securities offerings has been used to offset the operating cash shortfall.

     The Company's day-to-day financing activities involve the use of cash to fund its lending activities. The Company must advance cash on a daily basis to fund newly originated loans to its borrower customers. The majority of these funds are provided through a conventional mortgage warehouse line of credit from Residential Funding Corporation ("RFC"). The Company maintains a $79 million committed warehouse facility and a $25 million uncommitted gestation facility with RFC. The borrowing agreements for these lines of credit contain various financial covenants, among them a requirement that the Company maintain a certain net worth. Due in large part to operating losses carried forward for the past two years, as of April 30, 1998 the Company was in breach of the tangible net worth requirement of its debt covenants. Subsequent to April 30, 1998 RFC issued a formal waiver of the breach. The Proposal 3 securities offerings are an essential component of increasing the Company's net worth so that it can increase its mortgage funding levels necessitated by business development and the Coastal and MICAL acquisitions.

     During 1998 the Company retained three investment banking firms to advise it in connection with its financing activities: Piper Jaffray Inc., Rochon Capital Group, Ltd., and J.P. Carey Securities, Inc. Due to the factors discussed above, the offerings were effected on a very accelerated timetable. The Company does not expect that the Proposal 3 securities offerings will result, individually or in the aggregate, in a change in control of the Company.

     The shareholders are being asked to ratify the issuance of the Common Stock, Debentures, Preferred Stock, and the warrants, and to authorize the Common shares issuable upon conversion or exercise of those securities pursuant to NASDAQ listing maintenance Rules. The affirmative vote of a majority of the Common shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve Proposal 3.


                   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3


                                   PROPOSAL 4

            PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN

General

     In May 1998, the Board of Directors unanimously adopted the Company's 1998 Stock Option Plan (the "1998 Plan") in order to retain the services of qualified officers, Directors, employees and consultants, and to provide such persons with benefits comparable to those provided by corporations similar to the Company. The 1998 Plan provides for the grant of options to officers, Directors, other employees and consultants of the Company to purchase up to an aggregate of 4,000,000 shares of Common Stock. As of October 15, 1998 there were approximately 330 persons in the class eligible to participate in the 1998 Plan. The 1998 Plan may be administered by the Board of Directors or a committee thereof, which have complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1998 Plan. Options granted under the 1998 Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options, and will be designated as such. The following is a summary of the material features of the 1998 Plan and is qualified in its entirety by reference to it. A copy of the 1998 Plan is attached hereto as Exhibit A.

     The exercise price of incentive stock options may not be less than the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may become exercisable for the first time in any one year pursuant to incentive stock options under the 1998 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1998 Stock Option Plan at an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may become exercisable pursuant to such options in any one year.

     In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 90 days (one year in the case of termination by reason of death or disability) following termination of employment.

     Options may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1998 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1998 Plan, shares subject to options that have been cancelled or terminated are available for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as recapitalizations, stock splits or stock dividends. The 1998 Plan is effective for ten years, unless sooner terminated or suspended.

Certain Federal Income Tax Consequences of the 1998 Plan

     Incentive stock options under the 1998 Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

     All other options granted under the 1998 Plan are nonqualified stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However, upon exercise of the nonqualified stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Recently enacted legislation provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

     The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

New Plan Benefits

     Pending approval of the 1998 Plan by the shareholders, options to purchase a total of 2,040,000 Common shares have been awarded as follows. Mark L. Korell, Chief Executive Officer, has been awarded 1,300,000 shares at an exercise price of $0.56 per share. Michael G. Conway, Executive Vice President - Capital Markets, has been awarded 300,000 share at an exercise price of $0.66 per share. Thomas L. Porter, Executive Vice President - Finance and Administration, has been awarded 200,000 shares at an exercise price of $0.75 per share, and 100,000 shares at $0.66 per share. Tony Miller, an employee of the Company, has been awarded an option to purchase 80,000 shares at an exercise price of $0.50 per share. An option for 60,000 shares at an exercise price of $3.38 per share has been awarded to Seton Services, Inc., a consultant to the Company. All of the options described in this paragraph are subject to vesting over a three or four year term.

     Other than as set forth above, no awards to any person have been made under the 1998 Plan, and no decisions with respect to the identity of any other persons who may receive awards in the future or the type or amount of such awards have been made.


                 MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL FOUR


                                   PROPOSAL 5

                        PROPOSAL TO APPROVE AND ADOPT THE
                         1998 STOCK BONUS INCENTIVE PLAN

General

     The stockholders will be asked at the meeting to vote on a proposal to approve and adopt the 1998 Stock Bonus Incentive Plan (the "Stock Bonus Plan"). The Stock Bonus Plan was approved by the Board of Directors on February 18, 1998. The purpose of the Stock Bonus Plan is to further the interests of the Company by encouraging selected officers, Directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire a proprietary interest in the Company. As of October 15, 1998 there were approximately 330 persons in the class eligible to participate in the Stock Bonus Plan. The following is a summary of the material features of the Stock Bonus Plan and is qualified entirely by reference to it. A copy of the Stock Bonus Plan is attached hereto as Exhibit B.

     The Board has authorized up to an aggregate of 875,000 shares of Common Stock for issuance as bonus awards under the Stock Bonus Plan. Adjustments to the amounts of shares reserved for issuance under the Stock Bonus Plan will be made in the event the outstanding shares of the Company are increased or decreased as a result of any stock split, recapitalization or similar change in corporate structure.

     The Stock Bonus Plan will be administered by the Company's Board of Directors, which will have the power to construe and interpret the terms and provisions of the Stock Bonus Plan. The Stock Bonus Plan permits the Board of Directors to delegate some or all of its powers with respect to the Stock Bonus Plan to a committee. Bonus shares may be granted under the Stock Bonus Plan to any of the Company's employees, Directors, officers and to consultants or advisers to the Company, provided that bona fide services are rendered by such consultants or advisers.

     Each grant of bonus shares shall become vested according to a schedule to be established by the committee at the time of grant. Once a recipient of bonus shares ceases to remain employed by the Company or to provide services to the Company, any Shares not fully vested will be forfeited by the recipient and returned to the Bonus Share Reserve. The committee, in its discretion, may also impose restrictions on the future transferability of the bonus shares.

     A participant in the Stock Bonus Plan will be taxed on the value of the shares of Common Stock issued pursuant thereto on the award of such shares. The participant will recognize as income the full fair market value of the shares at ordinary income tax rates in effect at that time.

New Plan Benefits

     No awards to any person have been made under the Stock Bonus Plan, and no decisions with respect to the identity of persons who may receive awards in the future or the type or amount of such awards have been made.



                   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 5



                                   PROPOSAL 6

     PROPOSAL TO APPROVE THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


General

     On  February  18,  1998,  the  Board  of  Directors  adopted,   subject  to
stockholder approval, the 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The purpose of the Directors' Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain Outside Directors who are in a position to make significant contributions to the success of the Company and to reward Directors for such contributions through ownership of shares of the Company's Common Stock. A maximum of 500,000 shares may be delivered upon the exercise of options granted under the Directors' Plan. The following is a summary of the material provisions of the Directors' Plan and is qualified in its entirety by reference to the complete text of the Directors' Plan, which is attached to this Proxy Statement as Exhibit C.

     The Directors' Plan will be administered by the Company's Board of Directors, which will have the power to construe and interpret the terms and provisions of the Directors' Plan. The Directors' Plan permits the Board of Directors to delegate some or all of its powers with respect to the Directors' Plan to a committee. Only Directors of the Company who are not employees of or full-time consultants to the Company or any subsidiary of the Company (the "Outside Directors") are eligible to participate in the Directors' Plan. Messrs. Guedes, Meyer and Sogin currently qualify as Outside Directors.

     Each person elected for the first time to be a non-employee Director automatically receives an option to purchase 40,000 shares of the Company's Common Stock. The Directors' Plan also provides that every Outside Director is to receive an option to purchase 40,000 shares on January 1st of each year if such Director served continuously as such for the entire preceding twelve months. The exercise price of the options is 85% of the fair market value of the Common Stock on the date of grant, except that the price shall be 110% of the fair market value in the case of any Director who owns stock possessing more than 10% of the total combined voting power of the Company.

     All options granted under the Directors' Plan will be subject to a vesting schedule within the discretion of the Board. Typically, the options granted to Directors will vest 25% per year on the anniversary of the date of grant and have a term of five years. Each option terminates prior to the expiration date if the optionee's service as a Outside Director, or, subsequently as an employee, of the Company terminates.

     The Company has a right to repurchase shares of stock issued or issuable upon exercise of an option grant not subject to any vesting schedule. If the service of a non-employee Director is terminated for any reason other than by death or total disability, the Company has the option to repurchase all of such Director's stock issued or issuable under such option. The repurchase price will be the original per share purchase price of the option, however the right to repurchase at this price lapses at the rate of 25% per year, starting with the first anniversary date of the option grant.

     The Board of Directors may at any time terminate the Directors' Plan, but options granted will not be affected by any such action. The Board of Directors may at any time amend the Directors' Plan for any purpose. If approved by the Stockholders, and if not terminated sooner, no options may be granted under the Directors' Plan after February 18, 2008.




                                New Plan Benefits
                 1998 Non-Employee Directors' Stock Option Plan

Name and Position          Number of Shares 1                  Dollar Value 2
-----------------          -------------------                 ---------------

Jose Philipe Guedes           25,000                             $14,000
S. Lewis Meyer                25,000                             $14,000
Stephen J. Sogin              25,000                             $14,000



1 These amounts represent what would have been awarded in shares of Common Stock if the Directors' Plan had been in effect during the fiscal year ended April 30, 1998. Note that such amounts were granted under the 1989 Plan, in lieu of a Directors' Plan (See Table: "Options Granted in Fiscal Year Ended April 30, 1998").

2 Based upon the assumption that the purchase price for one share of Common Stock on the date of grant was $0.56.


         MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL SIX



                         INDEPENDENT PUBLIC ACCOUNTANTS

     Reuben E. Price & Co. has served as the Company's independent auditors for the year ended April 30, 1998, and the Board of Directors has appointed such firm as independent auditors for the fiscal year ended April 30, 1999. A representative of Reuben E. Price & Co. will be available at the Annual Meeting to respond to appropriate questions or make other statements such representative deems appropriate.


                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                   By order of the Board of Directors,



                                   /s/ Jan C. Hoeffel
                                   ---------------------------------------
                                   Jan C. Hoeffel
                                   Secretary

November 6, 1998

                           FINET HOLDINGS CORPORATION
                      Proxy Solicited by Board of Directors
             For Annual Meeting of Shareholders - November 24, 1998

     Mark L. Korell and L. Daniel Rawitch, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned with all powers which the undersigned would possess if personally present, to vote the securities of the undersigned at the Annual Meeting of shareholders of FINET HOLDINGS CORPORATION, to be held at One Embarcadero Center, 26th Floor Main Conference Room, San Francisco, California, at 9:00 a.m. local time on Thursday, November 24, 1998, and at any postponements or adjournments of that meeting as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW:

     1. To elect directors to hold office until the 1999 Annual Meeting of shareholders or until their successors are elected.

[_] FOR all nominees                   [_] WITHHOLD AUTHORITY
listed below (except                       to vote for all nominees
as marked below)                           listed below

Mark L. Korell             L. Daniel RawitchJose       Philipe Guedes
Stephen J. Sogin           S. Lewis Meyer              Jan C. Hoeffel

To withhold authority to vote for any nominee, write that nominee's name below:
--------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL TWO BELOW:

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares the Company is authorized to issue to 150,100,000 shares, of which 150,000,000 shares will be Common Stock and 100,000 shares will be Preferred Stock.

[  ] FOR approving the amendment       [  ] AGAINST approving the amendment
to the Company's Certificate           to the Company's Certificate of
of Incorporation                       Incorporation

THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL THREE BELOW:

     3. To ratify the issuance of the Company's Common Stock and convertible securities to new investors which could potentially result in their owning approximately 50.3% of the Company's Common Stock.

[  ] FOR ratifying the issuance       [  ] AGAINST ratifying the issuance
of Common Stock                       of Common Stock
and Convertible Securities            and Convertible Securities

THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL FOUR BELOW:

     4. To approve the Company's 1998 Stock Option Plan, and to approve the number of shares authorized thereunder.

[ ] FOR approving the                 [ ] AGAINST  approving  the 1998
1998 Stock  Option Plan               Stock  Option  Plan and  shares
and  shares  authorized               authorized  thereunder
thereunder

THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL FIVE BELOW:

     5. To approve the Company's 1998 Stock Bonus Incentive Plan, and to approve the number of shares authorized thereunder.

[ ] FOR  approving  the 1998           [ ] AGAINST  approving  the 1998 Stock
Stock  Bonus Incentive Plan            Bonus Incentive Plan and
and shares authorized thereunder       shares authorized  thereunder


THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL SIX BELOW:

     6. To approve the Company's 1998 Non-Employee Directors' Stock Option Plan, and to approve the number of shares authorized thereunder.

[ ]  FOR  approving the 1998          [ ]  AGAINST  approving  the  1998
Non-Employee Directors'  Stock        Non-Employee Directors' Stock
Option and shares authorized          Option Plan and shares authorized
thereunder                            thereunder


     The undersigned hereby acknowledge receipt of (a) Notice of Annual Meeting of Shareholders to be held November 24, 1998, and (b) the accompanying Proxy Statement.

                    Date: ______________________, 1998


                    ----------------------------------

                    ----------------------------------

                           Please sign exactly as signature appears at left. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.